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                                                                    EXHIBIT 99.2

                      THREE RIVERS FINANCIAL CORPORATION

                   RECOGNITION AND RETENTION PLAN AND TRUST


                                  ARTICLE I
                     ESTABLISHMENT OF THE PLAN AND TRUST

     1.01 Three Rivers Financial Corporation hereby establishes the Recognition and Retention Plan (the "Plan") and Trust (the "Trust") upon the terms and conditions hereinafter stated in this Recognition and Retention Plan and Trust Agreement (the "Agreement").

     1.02 The Trustees, which initially shall be Larry A. Clark, G. Verglea Gotfryd and Stephen R. Olson (collectively, the "Trustee"), hereby accept this Trust and agree to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.

     1.03 In accordance with regulations of the Office of Thrift Supervision ("OTS"), no individual employee of the Holding Company or the Bank may receive more than 25% of the available Awards under this Plan. In addition, directors who are not employees may not receive more than 5% individually or 30% in the aggregate of the available Awards under this Plan.

                                   ARTICLE II
                              PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to retain directors and executive officers in key positions by providing such persons with a proprietary interest in the Holding Company (as hereinafter defined) as compensation for their contributions to the Holding Company and to the Bank and their Affiliates (as hereinafter defined) and as an incentive to make such contributions and to promote the Holding Company's and the Bank's growth and profitability in the future.

                                  ARTICLE III
                                  DEFINITIONS

     The following words and phrases when used in this Agreement with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "AFFILIATE" means the Holding Company and those subsidiaries of the Holding Company or the Bank which, with the consent of the Board, agree to participate in this Plan.

     3.02 "BANK" means First Savings Bank, A Federal Savings Bank, and its successors.

     3.03 "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan and Trust in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or, if none, his estate.

     3.04 "BOARD" means the Board of Directors of the Bank or of the Holding Company, as the context requires.

     3.05 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     3.06 "COMMITTEE" means the Personnel and Compensation Committee of the Board of Directors of the Holding Company. At all times during its administration of this Plan, the Committee shall consist of three or more directors of the Holding Company, each of whom shall be a "disinterested person" within the meaning of the definition of that term contained in Regulation 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the 1934 Act").







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     3.07  "COMMON STOCK" means shares of the common stock, $.O1 par value per share, of the Holding Company.

     3.08 "CONVERSION" shall mean the conversion of the Bank from the mutual to stock form of organization and the simultaneous acquisition of the Bank by the Holding Company.

     3.09 "DIRECTOR" means a member of the Board of Directors of the Bank or of the Holding Company, as the context requires.

     3.10 "DISABILITY" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Bank or an Affiliate, or, if no such plan applies, which would constitute disability under Section 22(e)(3) of the Code.

     3.11 "EMPLOYEE" means any person who is currently employed by the Bank or an Affiliate, including officers, and is an employee for federal tax purposes.

     3.12  "HOLDING COMPANY" shall mean Three Rivers Financial Corporation.

     3.13 "OUTSIDE DIRECTOR" means a member of the Board of Directors of the Bank or of the Holding Company (as the context requires), who is not also an Employee.

     3.14 "PLAN SHARES" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

     3.15 "PLAN SHARE AWARD" or "Award" means a right granted under this Plan to earn Plan Shares.

     3.16 "PLAN SHARE RESERVE" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

     3.17 "RECIPIENT" means an Employee or Outside Director who receives a Plan Share Award under the Plan.

     3.18 "TRUSTEE" means that person(s) or entity nominated by the Committee and approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set forth herein.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

     4.01 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall recommend to the Holding Company Board one or more persons or entities to act as Trustee in accordance with the provisions of this Plan and Trust and the terms of Article VIII hereof.

     4.02 ROLE OF THE HOLDING COMPANY BOARD. The members of the Committee and the Trustee shall be appointed or approved by, and will serve at the pleasure of, the Board of Directors of the Holding Company. The Board of Directors of the Holding Company may in its discretion from time to time remove members from, or add members to, the Committee, and may remove, replace or add Trustees.

     4.03 LIMITATION ON LIABILITY. Neither a Director (of the Holding Company or the Bank or their Affiliates) nor the Committee nor the Trustee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If such a Director or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the




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Holding Company and the Bank (jointly and severally), subject to compliance with OTS regulations, shall indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Holding Company, the Bank and their Affiliates and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

                                   ARTICLE V
                        CONTRIBUTION; PLAN SHARE RESERVE

     5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. The Bank shall contribute to the Trust an amount sufficient to purchase 4% of the shares of Common Stock issued by the Holding Company in connection with the Conversion; provided, however, that if the Trustee is required to purchase such shares on the open market or from the Holding Company for an amount per share greater than the price per share at which shares are sold in the Conversion, the Bank shall have the discretion to reduce the number of shares to be purchased with the initial contribution to the Trust. Such amounts shall be paid to the Trustee no later than the date required to purchase shares of Common Stock. No contributions by Employees or Outside Directors shall be permitted.

     5.02 INITIAL INVESTMENT. Any amounts held by the Trust, until such amounts are invested in accordance with Section 5.03, shall be invested by the Trustee in such interest bearing account or accounts at the Bank as the Trustee shall determine to be appropriate.

     5.03 INVESTMENT OF TRUST ASSETS UPON THE CONVERSION; CREATION OF PLAN SHARE RESERVE. As soon as practicable following the first shareholder meeting of the Holding Company following the Conversion ("First Shareholder Meeting Date"), the Trustee shall invest all of the contributions to the Trust exclusively in Common Stock, which may be purchased directly from the Holding Company, on the open market, or from any other source; provided, however, that the Trust shall not invest in an amount of Common Stock greater than 4.0% of the shares of the Common Stock sold in the Conversion, which shall constitute the "Plan Share Reserve." The Trust may hold cash in interest-bearing accounts pending investment in Common Stock for periods of not more than one year after deposit. The Trustee, in accordance with applicable rules and regulations and
Section 5.01 hereof, shall purchase shares of Common Stock in the open market and/or shall purchase authorized but unissued shares of the Common Stock from the Holding Company sufficient to acquire the requisite percentage of shares. Any earnings received with respect to Common Stock held in the Plan Share Reserve shall be held in an interest-bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest-bearing account on behalf of the individual Recipient.

     5.04  EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE
RESERVES.   Upon the allocation of Plan Share Awards under Sections 6.02 and
6.03, or the decision of the Committee to return Plan Shares to the Holding Company, the Plan Share Reserve shall be reduced by the number of Plan Shares so allocated or returned. Any shares subject to an Award which may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned (added) to the Plan Share Reserve.

                                   ARTICLE VI
                            ELIGIBILITY, ALLOCATIONS

     6.01 ELIGIBILITY. Employees of the Bank and its Affiliates are eligible to receive Plan Share Awards provided in Section 6.02. Outside Directors of the Bank or the Holding Company are eligible to receive Plan Share Awards provided for in Section 6.03.

     6.02 ALLOCATIONS - EMPLOYEES. The Committee may determine which of the Employees referenced in Section 6.01 above will be granted Plan Share Awards and the number of Plan Shares covered by each Award, including grants effective upon the First Shareholder Meeting Date, provided, however, that the number of Plan Shares covered by such Awards may not exceed the number of Plan Shares in the Plan Share Reserve immediately prior to the grant of such Awards; and provided further, that in no event shall any Awards be made which will violate the Certificate of Incorporation, Charter, Bylaws or Plan of Conversion of the Holding Company or the Bank or any applicable federal or state law or regulation; and provided further that Awards may not be granted at any time in which the Bank fails to meet its applicable minimum capital







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requirements.  In the event Plan Shares are forfeited for any reason and unless the Committee decides to return the Plan Shares to the Holding Company, the Committee may, from time to time, determine which of the Employees referenced in Section 6.01 above will be granted additional Plan Share Awards to be awarded from forfeited Plan Shares. In selecting those Employees to whom Plan Share Awards will be granted and the number of Plan Shares covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Bank and its Affiliates, the compensation paid to such Employees, and any other factors the Committee may deem relevant.

     6.03 ALLOCATIONS - OUTSIDE DIRECTORS. Each Outside Director of the Holding Company or the Bank serving in such capacity as of the effective date of the Conversion shall be awarded a Plan Share Award on the First Shareholder Meeting Date, assuming he is still serving as an Outside Director on such date, equal to the number of whole shares rounded as provided by the Committee constituting .15% of the number of shares of Common Stock issued in the Conversion (the "Fixed Award"); provided, however, that the Bank shall have the discretion to reduce such percentage if the Trustee is required to purchase shares on the open market or from the Holding Company for an amount per share greater than the price per share at which shares are sold in the Conversion.

     6.04 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 or 6.03 that a Plan Share Award is to be made, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. Until earned, the Trustee shall retain custody of the stock certificates. The stock certificates for Plan Share Awards shall be registered in the name of the Recipient until forfeited or transferred by the Recipient after such Award has been earned. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan. The Recipient and the Committee shall, as a condition to the effectiveness of the Award, enter into a written agreement incorporating the terms of this Agreement and containing such other terms as the Committee shall determine to be appropriate to govern the Award.

     6.05 ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary Sections 6.01 and 6.02, no Employee shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee, subject to compliance with applicable OTS regulations, nor shall the Employees as a group have such a right. No Outside Director shall have any right or entitlement to reserve a Plan Share Award hereunder, except as provided for in Section 6.03 hereof. The Committee may, with the approval of the Board (or, if so directed by the Board, shall) return to the Holding Company at any time all Common Stock in the Plan Share Reserve not yet allocated and cease issuing Plan Share Awards.

                                  ARTICLE VII
             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     7.01  EARNING PLAN SHARES; FORFEITURES.

            (a) GENERAL RULES. Plan Shares subject to an Award shall be earned by a Recipient at the rate of twenty percent (20%) of the aggregate number of Shares covered by the Award at the end of each full twelve months of consecutive service with the Bank or an Affiliate after the date of grant of the Award. If the term of service of a Recipient terminates as an Employee and as a Director prior to the fifth anniversary (or such later date as the Committee shall determine) of the date of grant of an Award for any reason (except as specifically provided in Subsection (b) below), the Recipient shall forfeit the right to earn any Shares subject to the Award which have not theretofore been earned. See Section 9.01 hereof for special adjustment rules in the event of certain capital changes.

          In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned on the fifth anniversary of the date of grant.

            (b) EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY. Notwithstanding the general rule contained in Section 7.01 (a) above, all Plan Shares subject to a Plan Share Award held by a




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                 Recipient whose term of service as an Employee and as a
                 Director with the Holding Company, Bank or an Affiliate terminates due to death or Disability shall be deemed earned as of the Recipient's last day of service with the Holding Company, Bank or an Affiliate as a result of such death or Disability. If the Recipient's service as an Employee and as a Director terminates due to Disability within one year of the effective date of the Conversion, the Shares earned by the Recipient may not be disposed of by the Recipient during the one-year period following the Conversion, and stock certificate legends to that effect may be placed on the stock certificates for any such shares.

            (c) REVOCATION FOR MISCONDUCT. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, in the case of an Employee who is discharged from the employ of the Holding Company, Bank or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for cause or, in the case of an Outside Director, who is removed from the Board of Directors of the Bank or the Holding Company or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of service as an Outside Director to have engaged in conduct which would have justified removal for cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or order which results in a loss to the Holding Company, Bank or any Affiliate or in a final cease and desist order.

     7.02 ACCRUAL OF DIVIDENDS. Whenever Plan Shares are paid to a Recipient or Beneficiary under Section 7.03, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the Plan Shares are being distributed and the date the Plan Shares were granted. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     7.03  DISTRIBUTION OF PLAN SHARES.

            (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as provided in Subsection (b) below, Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

            (b) TIMING: EXCEPTION FOR 10% STOCKHOLDERS. Notwithstanding Subsection (a) above, no Plan Shares may be distributed prior to the date which is five (5) years from the effective date of this Plan to the extent the Recipient or Beneficiary, as the case may be, would after receipt of such shares own in excess of ten (10) percent of the issued and outstanding shares of Common Stock. Any Plan Shares remaining unpaid solely by reason of the operation of this Subsection (b) shall be paid to the Recipient or his Beneficiary on the date which is five (5) years from the effective date of this Plan, subject to the provisions of Section 7.01(a) hereof.

            (c) FORM OF DISTRIBUTION. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable. Payments representing accumulated cash dividends (and earnings thereon) shall be made in cash.

            (d) WITHHOLDING. The Trustee may withhold from any payment or distributions made under this Plan sufficient amounts of cash or shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld





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                 as a condition of delivering the Plan Shares.  Alternatively, a Recipient may pay to the Trustee that amount of cash necessary to be withheld in taxes in lieu of any withholding of payments or distributions under the Plan. The Trustee shall pay over to the Holding Company, the Bank or Affiliate which employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary. If a Recipient elects to have such taxes withheld, the election must be made in compliance with Rule 16b-3, to the extent applicable.

     7.04 VOTING OF PLAN SHARES. All shares of Common Stock held by the Trust which have been earned but not distributed to Recipients shall be voted by the Trustee.

     7.05 CODE SECTION 83(B) ELECTION. In the event a Recipient notifies the Committee or the Trustee that such Recipient has made an election under Section 83(b) of the Code with respect to a Plan Share Award, any required withholding and/or employment tax payments shall thereupon be made. Such withholding may be from the Recipient's compensation from the Holding Company, the Bank or an Affiliate, from cash supplied by the Recipient, or (to the extent permitted by law) Plan Shares otherwise allocable to the Recipient.

                                  ARTICLE VIII
                                     TRUST

     8.01 TRUST. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.

     8.02 MANAGEMENT OF TRUST. It is the intent of this Plan and Trust that, subject to the provisions of this Plan, the Trustee shall have complete authority and discretion, subject to compliance with applicable OTS regulations, with respect to the management, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to Plan Shares, in Common Stock to the fullest extent practicable, and except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. Neither the Holding Company, the Bank nor any Affiliate shall exercise any direct or indirect control or influence over the time when, or the prices at which, the Trustee may purchase such shares, the number of shares to be purchased, the manner in which the shares are to be purchased, or the broker (if any) through whom the purchases may be executed. In performing its duties, the Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

            (a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein and in paragraph (b) constitutes the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common Stock from the Holding Company or an Affiliate or from any other source (after the Conversion), and such Common Stock so purchased may be outstanding, newly issued or treasury shares.

            (b) To invest any Trust assets not otherwise invested in accordance with (a) above in such deposit accounts and certificates of deposit (including those issued by the Bank), securities of any open-end or closed-end management investment company or investment trust registered under the Investment Company Act of 1940, whether or not the Trustee or any affiliate of the Trustee is being compensated for providing services to the investment company or trust as investment advisor or otherwise, obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.

            (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.





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            (d)  To cause stocks, bonds or other securities to be
                 registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

            (e) To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust and to hold cash pending investment.

            (f) To employ brokers, agents, custodians, consultants and accountants.

            (g) To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.

            (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his or her Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

     Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.

     8.03 RECORDS AND ACCOUNTS. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

     8.04 EARNINGS. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to shares of Common Stock shall be allocated to accounts for Recipients, if such shares are the subject of outstanding Plan Share Awards, or otherwise to the Plan Share Reserve.

     8.05 EXPENSES. All costs and expenses incurred in the operation and administration of this Plan, including those incurred by the Trustee, shall be borne by the Holding Company.

     8.06 INDEMNIFICATION. The Holding Company and the Bank (jointly and severally), subject to compliance with OTS regulations, shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee's powers and the discharge of its duties hereunder, unless the same shall be due to its negligence or willful misconduct.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.01 ADJUSTMENTS FOR CAPITAL CHANGES. The aggregate number of Plan Shares available for issuance pursuant to the Plan Share Awards (which, as of the effective date of this Plan, shall be, together with all shares granted pursuant to other recognition and retention plans and trusts of the Bank, 4% of the shares of the Holding Company's Common Stock issued in the Conversion), and the number of shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar capital adjustment, or other increase or decrease in such shares effected without receipt or payment of consideration, by the Committee.

     9.02 AMENDMENT AND TERMINATION OF PLAN. The Holding Company Board may, by resolution, at any time amend or terminate the Plan provided that amendments required to be submitted for approval of the Holding Company's shareholders under Rule 16b-3 in order for Awards to Recipients subject to Section 16 to continue to qualify for exemption,





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shall be so submitted.  The power to amend or terminate shall include the power to direct the Trustee to return to the Holding Company all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards but not yet earned by the Employees to whom they are allocated. However, the termination of the Trust shall not affect a Recipient's right to the distribution of Common Stock relating to Plan Share Awards already earned, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee.

     9.03 NONTRANSFERABILITY. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient other than by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" within the meaning of the Code, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.03. No non-permitted transferee of a Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Holding Company, the Bank or any Affiliate be subject to any claim for benefits hereunder.

     9.04 EMPLOYMENT RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of, or of any Outside Director to continue in the service of, the Bank, the Holding Company or any Affiliate thereof.

     9.05 VOTING AND DIVIDEND RIGHTS. No Recipient shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Section 7.02 above, prior to the time said Plan Shares are actually distributed to him.

     9.06 GOVERNING LAWS. The Plan and Trust shall be governed by the laws of the State of Michigan, except to the extent that federal law shall be deemed to apply.

     9.07 EFFECTIVE DATE. This Plan shall become effective upon its approval by a favorable vote of stockholders owning at least a majority of the Common Stock eligible to be cast at a meeting duly held in accordance with applicable laws, provided that the Plan shall not be submitted for such approval until at least six months after the effective date of the Conversion. No Awards may be made prior to approval of the Plan by the stockholders of the Company.

     9.08  TERM OF PLAN.  This Plan shall remain in effect until the earlier of
(1) 10 years from the Effective Date, (2) termination by the Holding Company Board, or (3) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

     9.09 TAX STATUS OF TRUST. It is intended that the trust established hereby be treated as a grantor trust under the provisions of Section 671 et seq. of the Code, as amended.

     9.10 COMPENSATION. The Trustee shall be entitled to receive fair and reasonable compensation for its services hereunder, as agreed to by the Trustee and the Bank, and shall also be entitled to be reimbursed for all reasonable out-of-pocket expenses, including, but not by way of limitation, legal, actuarial and accounting expenses and all costs and expenses incurred in prosecuting or defending any action concerning the Plan or the Trust or the rights or responsibilities of any person hereunder, brought by or against the Trustee, subject to compliance with OTS regulations regarding indemnification. Such reasonable compensation and expenses shall be paid by the Company.

     9.11 RESIGNATION OF TRUSTEE. The Trustee may resign at any time by giving sixty (60) calendar days' prior written notice to the Committee, and the Trustee may be removed, with or without cause, by the Committee on sixty (60) calendar days' prior written notice to the Trustee. Such prior written notice may be waived by the party entitled to receive it. Upon any such resignation or removal becoming effective, the Trustee shall render to the Committee a written account of its administration of the Plan and the Trust for the period since the last written accounting and shall do all necessary acts to transfer the assets of the Trust to the successor Trustee or Trustees.

     IN WITNESS WHEREOF, the Holding Company and the Bank have caused this Plan and Trust Agreement to be executed by their duly authorized officers as of the 17th day of April, 1996.


                                   Three Rivers Financial Corporation


                                   By:  /s/ G. Richard Gatton
                                        -------------------------------
                                   Its: President

Attest:


/s/ Martha Romig
---------------------------
Secretary


                                   First Savings Bank, A Federal Savings Bank


                                   By:  /s/ G. Richard Gatton
                                        -------------------------------
                                   Its: President

Attest:


/s/ Martha Romig
---------------------------
Secretary



     IN WITNESS WHEREOF, we, Larry A. Clark, G. Verglea Gotfryd and Stephen R. Olson, execute this agreement as Trustees and agree to undertake and perform the obligations and duties of the Trustee hereunder and consent to the foregoing Plan and Trust Agreement.


                                        /s/ Larry A. Clark
                                        -------------------------------
                                        Larry A. Clark


                                        /s/ G. Verglea Gotfryd
                                        -------------------------------
                                        G. Verglea Gotfryd


                                        /s/ Stephen R. Olson
                                        -------------------------------
                                        Stephen R. Olson




                                      9